Exhibit (i)(3)

[LETTERHEAD OF CLIFFORD CHANCE US LLP]

CONSENT OF CLIFFORD CHANCE US LLP

We hereby consent to the reference to our firm under the caption “Fund Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 33 to the Form N-1A Registration Statement of The Universal Institutional Funds, Inc., File No. 333-03013. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ CLIFFORD CHANCE US LLP

New York, New York

April 7, 2009